Exhibit 10.7

EXECUTION VERSION

DOMESTIC PLEDGE AGREEMENT

Dated May 12, 2011

From

The Pledgors referred to herein

as Pledgors

To

MORGAN STANLEY SENIOR FUNDING, INC.

as Collateral Agent

Domestic Pledge Agreement

T A B L E O F C O N T E N T S

Schedules
Schedule I	–	Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization, Organizational Identification Number and Trade Names
Schedule II	–	Pledged Equity and Pledged Debt

Exhibit
Exhibit A	–	Form of Domestic Pledge Agreement Supplement

Domestic Pledge Agreement

DOMESTIC PLEDGE AGREEMENT

DOMESTIC PLEDGE AGREEMENT dated May 12, 2011 (this “Agreement”) made by SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “BV Borrower”), and SENSATA TECHNOLOGIES HOLDING COMPANY US B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “BV Pledgor” and, together with the BV Borrower, the “Pledgors”), to MORGAN STANLEY SENIOR FUNDING, INC., as collateral agent (together with any successor collateral agent appointed pursuant to Article 9 of the Credit Agreement referred to below, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS

The BV Borrower, SENSATA TECHNOLOGIES FINANCE, LLC, a Delaware limited liability company (the “US Borrower” and together with the BV Borrower, the “Borrowers”) and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of May 12, 2011 (such agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders (as defined in the Credit Agreement), the Initial L/C Issuer (as defined in the Credit Agreement), the Initial Swing Line Lender (as defined in the Credit Agreement) and the Administrative Agent (as defined in the Credit Agreement).

The Borrowers and their Subsidiaries have entered into or may from time to time enter into lines of credit (committed or uncommitted) and other similar arrangements (the “Bilateral Obligations”) with Lenders or their Affiliates and certain other financial institutions as initially set forth on Schedule XII of the Security Agreement and as such schedule may be amended from time to time upon written notice by the Borrowers to the applicable Lenders or Affiliates and certain other financial institutions (each, in such capacity, a “Bilateral Provider”).

Each Pledgor is the owner of the shares of stock or other Equity Interests (as defined in the Credit Agreement) (the “Initial Pledged Equity”) set forth opposite such Pledgor’s name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the “Initial Pledged Debt”) set forth opposite such Pledgor’s name on and as otherwise described in Part II of Schedule II hereto and issued by the obligors named therein.

It is a condition precedent to the making of Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuer under the Credit Agreement and the entry into Secured Hedge Agreements by the Hedge Banks from time to time that the Pledgors shall have granted the security interest contemplated by this Agreement. Each Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and from each Bilateral Provider’s Bilateral Obligations.

Terms defined in the Credit Agreement and the Domestic Security Agreement, as applicable, and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement and the Domestic Security Agreement, as applicable. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if

Domestic Pledge Agreement

perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce (i) the Lenders to make Loans and issue Letters of Credit under the Credit Agreement, (ii) the Bilateral Providers to provide or continue to provide Bilateral Obligations to time and (iii) the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Pledgor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Pledgor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) the following (collectively, the “Security Collateral”):

(i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided, however, that, except to the extent set forth on Part I of Schedule II as of the Closing Date, Security Collateral shall not include any Equity Interest in any corporation, partnership, limited liability company or other business entity not organized under the laws of the United States of America, any state thereof or the District of Columbia (a “Non-US Entity”);

(iv) all additional indebtedness from time to time owed to such Pledgor by any Domestic Subsidiary of the BV Borrower (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

Domestic Pledge Agreement

(b) all proceeds of, collateral for and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) of this Section 1 and this clause (b)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (B) cash.

Section 2. Security for Obligations. This Agreement secures, in the case of each Pledgor, the payment of all Obligations, Cash Management Obligations, Secured Hedge Obligations and Bilateral Obligations of such Pledgor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Pledgor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Pledgor to any Secured Party under the Loan Documents, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Notwithstanding anything in this Agreement or the Credit Agreement to the contrary, (i) the aggregate principal amount of all Bilateral Obligations secured hereby shall not exceed $40,000,000 and (ii) to the extent that Bilateral Obligations are cash collateralized or otherwise secured (other than pursuant to this Agreement), such Bilateral Obligations shall not be secured hereby. Not withstanding anything to the contrary contained herein, no obligations shall be included in the definition of “Secured Obligations” to the extent that, if included, this Agreement or any part hereof would constitute a violation of the prohibition on financial assistance as contained in Section 2:98c or 2:207c of the Dutch Civil Code (the “Prohibition”) and this Agreement is only legally binding on a Pledgor to the extent it will not be in violation of the Prohibition and all provisions of this Agreement will be construed accordingly.

Section 3. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Pledgor shall remain liable under the contracts and agreements included in such Pledgor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral in excess of $2,500,000 in principal amount individually shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and pursuant to Section 8.02 of the Credit Agreement, the Collateral Agent shall have the right, at any time, to (i) transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and (ii) exchange certificates or instruments representing or

Domestic Pledge Agreement

evidencing Security Collateral for certificates or instruments of smaller or larger denominations; provided that the Collateral Agent provides written notice to the applicable Pledgor.

(b) Upon the occurrence and during the continuance of an Event of Default, promptly upon the request of the Collateral Agent, with respect to any Security Collateral that constitutes an uncertificated security, the relevant Pledgor will use commercially reasonable efforts to cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree with such Pledgor and the Collateral Agent that upon receipt of a notice of exclusive control following the occurrence and during the continuance of an Event of Default, such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Pledgor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).

(c) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 8(a). In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to one or more of the applicable Securities Accounts or the Collateral Account.

(d) Upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, each Pledgor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Such Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Pledgor’s location, chief executive office, type of organization, jurisdiction of organization and organizational identification number, if any, is set forth in Schedule I hereto and is accurate in all material respects.

(b) Such Pledgor is the legal and beneficial owner of the Collateral of such Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Pledgor or any trade name of such Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.

(c) The Pledged Equity pledged by such Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such term is applicable). The Pledged Debt pledged by such Pledgor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, is not in default and, to the extent applicable, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent to the extent required hereunder).

(d) The Initial Pledged Equity pledged by such Pledgor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

Domestic Pledge Agreement

(e) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid first priority security interest, except as otherwise provided for under the Loan Documents, in the Collateral granted by the Pledgors hereunder, securing the payment of the Secured Obligations. Each Pledgor has authorized the Collateral Agent to file financing and continuation statements under the UCC.

(f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 4 with respect to Security Collateral, which actions have been taken and are in full force and effect or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

Section 6. Further Assurances. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further commercially reasonable action that is necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Pledgor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Each Pledgor further agrees that it shall, at the expense of such Pledgor, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the security interest created hereunder and the priority thereof against any Lien prohibited under the Credit Agreement.

(b) Each Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all investment property (or words of similar effect) of such Pledgor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Pledgor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d) Upon notice by the Collateral Agent, the Borrower will furnish to the Collateral Agent on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from outside counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken to perfect continuously from the date hereof the security interest granted hereunder.

Domestic Pledge Agreement

(e) Notwithstanding anything to the contrary in this Agreement or any other Collateral Document, this Agreement shall be subject to the provisions of Sections 6.12(a) and 6.12(c), as applicable, of the Credit Agreement.

Section 7. Post-Closing Changes. Each Pledgor agrees to promptly notify the Collateral Agent in writing of any change to its legal name, type of organization, jurisdiction of organization, organizational identification number (if any) or location from those set forth in Schedule I hereto and shall take all action reasonably required by the Collateral Agent for the purposes of perfecting or protecting the security interest granted by this Agreement. Each Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any reasonable time during normal business hours to inspect and make abstracts from such records and other documents, upon reasonable advance notice to such Pledgor; provided that, excluding any such visits and inspections during the continuance of an Event of Default, only the Collateral Agent may exercise rights under this Section 7 and the Collateral Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default; provided further that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or any Secured Party (or any respective representative or independent contractor) may do any of the foregoing at the reasonable expense of such Pledgor at any time during normal business hours and upon reasonable advance notice. If any Pledgor does not have an organizational identification number and later obtains one, within thirty (30) days, it will notify the Collateral Agent of such organizational identification number.

Section 8. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not given notice to the Borrower:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Pledgor or any part thereof for any purpose; provided, however, that such Pledgor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral or any part thereof or on the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement or the ability of the Collateral Agent or the other Second Parties to exercise the same.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Pledgor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is

Domestic Pledge Agreement

entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default and following notice from the Collateral Agent to the Borrower:

(i) All rights of each Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall, upon notice to such Pledgor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 9. Transfers and Other Liens; Additional Shares. (a) Each Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Pledgor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Loan Documents.

(b) Each Pledgor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Pledgor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Pledgor (except for director’s qualifying shares and shares issued to foreign nationals to the extent required by applicable law, or as otherwise required by law), and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to Section 1(a)(iii) with respect to any Equity Interest in any Non-US Entity).

Section 10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time, upon the occurrence and during the continuance of a Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the provisions of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

Domestic Pledge Agreement

(b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

Section 11. Collateral Agent May Perform. (a) If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, with notice (or upon the occurrence and during the continuance of an Event of Default, without notice), itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 13.

Section 12. Remedies. Subject to Section 8.02 of the Credit Agreement, if any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of any of the Pledgors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 15) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, as set forth in Section 8.03 of the Credit Agreement.

(c) All payments received by Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) Notwithstanding anything to the contrary in this Agreement, the exercise of remedies by the Collateral Agent under this Agreement upon the occurrence and during the continuance of an Event of Default shall be subject to Section 8.02 of the Credit Agreement.

Domestic Pledge Agreement

Section 13. Indemnity and Expenses. (a) Each Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party and each Representative Party (as defined below) of any of the foregoing Persons (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Representative Parties or (y) result from a claim brought by any Pledgor against an Indemnitee for breach of such Indemnitee’s obligations under this Agreement, if such Pledgor has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction. For purposes of this Section 13 “Representative Parties” means, as to any Person, (i) such Person’s officers, directors and employees and (ii) such Person’s Affiliates, agents, advisers and other representatives, in each case to the extent acting at the direction of such Person.

(b) Each Pledgor will within 30 days of written demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Pledgor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by such Pledgor to perform or observe any of the provisions hereof.

Section 14. Amendments; Waivers; Additional Pledgors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a pledge agreement supplement in substantially the form of Exhibit A hereto (each a “Pledge Agreement Supplement”), (i) such Person shall be referred to as an “Additional Pledgor” and shall be and become a Pledgor hereunder, and each reference in this Agreement and the other Loan Documents to “Pledgor” shall also mean and be a reference to such Additional Pledgor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Pledgor, and (ii) the supplemental schedules I and II attached to each Pledge Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I and II, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Agreement Supplement.

Domestic Pledge Agreement

Section 15. Notices, Etc.

All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the BV Borrower or the Collateral Agent (as provided for the Administrative Agent thereunder), addressed to it at its address specified in the Credit Agreement and, in the case of each Pledgor other than the BV Borrower, addressed to it at its address set forth opposite such Pledgor’s name on the signature pages hereto or on the signature page to the Pledge Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail, when delivered. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Pledge Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 16. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than (x) obligations with respect to Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) the contingent obligations not yet accrued and payable under the Loan Documents), (ii) the Maturity Date for the Revolving Credit Facility, (iii) the Maturity Date for the Term Loan Facility and (iv) the termination or expiration of all Letters of Credit, (b) be binding upon each Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing subsection (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.

Section 17. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Pledgor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) such Pledgor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Pledgor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Collateral Agent may reasonably request and (ii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.05 of the Credit Agreement shall, to the extent so required, be paid or made to,

Domestic Pledge Agreement

or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.05 of the Credit Agreement.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than (x) obligations with respect to Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable under the Loan Documents), (ii) the Maturity Date for the Revolving Credit Facility, (iii) the Maturity Date for the Term Loan Facility and (iv) the cash collateralization, back-stop (on terms reasonably satisfactory to the Collateral Agent), termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Pledgor. Upon any such termination, the Collateral Agent will, at the applicable Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Domestic Pledge Agreement

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SENSATA TECHNOLOGIES B.V.

By	/s/ Geert Braaksma
Title: Director

SENSATA TECHNOLOGIES HOLDING COMPANY US B.V.

By	/s/ Geert Braaksma
Title: Director

Address for Notices:
Kolthofsingel 8
7602 EM Almelo
The Netherlands

Domestic Pledge Agreement

Schedule I to the

Domestic Pledge Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF

ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Pledgor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.	Trade Names

Domestic Pledge Agreement

Schedule II to the

Domestic Pledge Agreement

PLEDGED EQUITY AND PLEDGED DEBT

Part I

Pledgor	Issuer	Class of Equity Interest	Par Value	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares

Part II

Pledgor	Debt Issuer	Description of Debt	Debt Certificate No(s).	Final Maturity	Outstanding Principal Amount

Domestic Pledge Agreement

Exhibit A to the

Domestic Pledge Agreement

FORM OF DOMESTIC PLEDGE AGREEMENT SUPPLEMENT

[Date of Pledge Agreement Supplement]

Morgan Stanley Senior Funding, Inc.

as the Collateral Agent for the

Secured Parties referred to in the

Credit Agreement referred to below

1585 Broadway

New York, New York 10036

Attn: Todd Vannucci, Managing Director

SENSATA TECHNOLOGIES B.V.

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of May 12, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SENSATA TECHNOLOGIES B.V., a besloten vennootschap organized under the laws of the Netherlands (the “BV Borrower”), SENSATA TECHNOLOGIES FINANCE, LLC, a Delaware limited liability company (the “US Borrower” and together with the BV Borrower, the “Borrowers”) and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a besloten vennootschap organized under the laws of the Netherlands, the Lenders, the Initial L/C Issuer, the Initial Swing Line Lender and Morgan Stanley Senior Funding, Inc., as administrative agent, and (ii) the Pledge Agreement dated May 12, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) made by the Pledgors from time to time party thereto in favor of the Collateral Agent for the Secured Parties. Terms defined in the Credit Agreement or the Pledge Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Pledge Agreement.

SECTION 1. Grant of Security. Subject to the terms and conditions set forth in the Pledge Agreement, including provisions for the termination of security interests granted and the release of Liens thereunder, the undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Pledge Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Pledge Agreement Supplement and the Pledge Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of

Domestic Pledge Agreement

action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Pledge Agreement Supplement and the Pledge Agreement secure the payment of all amounts that constitute part of the Secured Obligations and would be owed by the undersigned to any Secured Party under the Loan Documents, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Notwithstanding anything in this Pledge Agreement Supplement, the Pledge Agreement or the Credit Agreement to the contrary, (i) the aggregate principal amount of all Bilateral Obligations secured hereby shall not exceed $40,000,000 and (ii) to the extent that Bilateral Obligations are cash collateralized or otherwise secured (other than pursuant to the Security Agreement), such Bilateral Obligations shall not be secured hereby.

SECTION 3. Supplements to Pledge Agreement Schedules. The undersigned has attached hereto supplemental Schedules I and II to Schedules I and II, respectively, to the Pledge Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Pledge Agreement and are complete and correct.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 5 of the Pledge Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Pledgor.

SECTION 5. Obligations Under the Pledge Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Pledgor by all of the terms and provisions of the Pledge Agreement to the same extent as each of the other Pledgors. The undersigned further agrees, as of the date first above written, that each reference in the Pledge Agreement to an “Additional Pledgor” or a “Pledgor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Pledge Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,
[NAME OF ADDITIONAL PLEDGOR]

By
Title:

Address for notices:

Domestic Pledge Agreement

A-2